EXHIBIT 5 TO SCHEDULE 13D






                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                                 FUEL-TECH N.V.

                                       AND

                                 THE PURCHASERS




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                          Registration Rights Agreement



          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of this 30th day of April, 1998 by and among FUEL-TECH N.V., a Netherlands Antilles limited liability company (the "Company"), and the undersigned stockholders of the Company (the "Stockholders").

          WHEREAS, the Company and the Stockholders are parties to that certain Securities Purchase Agreement, dated as of March 23, 1998 (the "Securities Purchase Agreement");

          WHEREAS, pursuant to the Securities Purchase Agreement, the Company has issued certain shares of Common Stock and Warrants to the Stockholders;

          WHEREAS, on the date of this Agreement such shares of Common Stock and Warrants are subject to, and the exercise of such Warrants and the transfer of such shares of Common Stock as well as the shares issuable upon the exercise of such Warrants are restricted by, the terms of the Stockholders Agreement and the Pledge Agreement;

          WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the transactions set forth in the Securities Purchase Agreement; and

          WHEREAS,  certain capitalized terms used herein are used as defined in
Article 12.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.   Demand Registration

               1.1. Requests for Registration. At any time during the term of this Agreement, any Stockholder may demand registration under the Securities Act (a "Demand Registration") on Form F-1, Form S-1 or Form S-3 or any other registration statement that may be or become available for registration of the Company's securities (each, a "Registration Statement") of all or any portion of the Registrable Securities owned by such Stockholder. In order to accomplish such demand, a Stockholder shall send written notice of the demand to the Company, and such notice shall specify the number of Registrable Securities sought to be registered. Subject to the terms of the Stockholders Agreement and the Pledge Agreement, the Company shall proceed with any Demand Registration requested by a Stockholder during the term of this Agreement if the number of Registrable Securities which the Stockholders shall have elected to include in such Demand Registration pursuant to this Section 1.1 and Section 1.3 shall result in an

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                                                                               2



anticipated aggregate offering price of at least U.S. $1,000,000.00. The form for registration shall be selected by the Company, provided that such form is available for the registration of all of the Registrable Securities so demanded pursuant to this Section 1.

               1.2. Maximum Number of Demand Registrations. In no event shall the total number of Demand Registrations exceed three (3), and in no event shall there be more than one (1) Demand Registration in any twelve (12) month period.

               1.3. Procedure. Within 10 days after receipt of a demand pursuant to Section 1.1 hereof, the Company shall give written notice of such requested registration to all other Stockholders and will include in such registration, subject to the allocation provisions below and the terms of the Stockholders
Agreement and the Pledge Agreement, all other Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after the Company's mailing of such notice, plus any securities of the Company that the Company chooses to include on its own behalf.

               1.4. Expenses. The Company will pay the Registration Expenses of any Demand Registration, but the Underwriting Commissions, if such Demand Registration is underwritten, will be paid by the Selling Stockholders in proportion to any Registrable Securities to be included on their behalf. Notwithstanding the foregoing, if such Demand Registration is delayed, postponed or abandoned due to acts of, or failures to act by, the Selling Stockholders, the Selling Stockholders shall reimburse the Company for such Registration Expenses that are caused by such delay, postponement or abandonment; provided that such delay, postponement or abandonment is not related to a material adverse change in the business or operations of the Company and its subsidiaries and investees, taken as a whole, after such request for registration. In addition, if such Demand Registration is abandoned due to acts of, or failures to act by, the Selling Stockholders and the Selling Stockholders are responsible for reimbursing the Company for certain Registration Expenses, then the Selling Stockholders shall, at the option of the Selling Stockholders, (i) reimburse the Company for such Registration expenses caused by such abandonment, or (ii) eliminate one (1) of the available Demand Registrations under Section 1.2 of this Agreement and therefore not be responsible to reimburse the Company for any Registration Expenses caused by such abandonment.

               1.5. Priority on Demand Registrations. If a Demand Registration is underwritten and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to the fair value, the Company will allocate the Registrable Securities to be included in such Demand Registration pro rata on the basis of the number of Registrable Securities owned by the Selling Stockholders. No securities of the Company that the Company chooses to include shall be included as part of the Demand Registration unless all of the Registrable Securities requested to be included by the Selling Stockholders are included in the Demand Registration.


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               1.6.  Selection of Underwriters.  Any Demand  Registration may be
underwritten, at the election of the Selling Stockholders, and the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for any such offering will be made by the Company; provided, however, that the selection of investment banker(s) and manager(s) shall be subject to the consent of the Selling Stockholders selling Registrable Securities representing a majority of the Registrable Securities to be sold by the Selling Stockholders in such Demand Registration, such consent not to be unreasonably withheld.

               1.7. Postponement. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding ninety (90) days and no more than once in any twelve (12) month period) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 1.1 if (i) the Board of Directors of the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates or would require premature disclosure thereof or (ii) the Company desires to postpone the filing in order to be able to include in such filing audited year-end financial statements prepared in the ordinary course of preparing its Annual Report to Shareholders (including on Form 20-F or such other applicable form), and in each case promptly gives written notice of such delay to the holders of Registrable Securities requesting registration thereof pursuant to Section 1.1. If the Company shall so postpone the filing of a registration statement, such holders of Registrable Securities requesting registration thereof shall have the right to withdraw the request for registration by giving written notice to the Company within thirty (30) days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holder of the Registrable Securities are entitled pursuant to Sections 1.1 and 1.2 hereof, and such holders of Registrable Securities requesting registration thereof shall not be responsible to reimburse the Company for any Registration Expenses.

          2.   Piggyback Registrations

               2.1. Right to Piggyback. At any time during the term of this Agreement, whenever the Company proposes to register under the Securities Act the offer, sale or offer and sale of any of its securities for its own behalf or on behalf of shareholders other than the Stockholders (other than a Demand Registration or a registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation), and the registration form to be used may be used for the registration of Registrable Securities to be sold in the manner proposed by the Selling Stockholders (a "Piggyback Registration"), the Company will give prompt written notice to all Stockholders and will include in such Piggyback Registration, subject to the allocation provisions below and the terms of the Stockholders Agreement and the Pledge Agreement, all Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after the Company's mailing of such notice.

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                                                                               4



The Company shall not select a Restricted Form that would preclude registration of the Registrable Securities that the Company has been requested to include in such registration if the Company could use another available form of registration statement which is not a Restricted Form and the use of which would not give rise to added Registration Expenses.

               2.2. Piggyback Expenses. In all Piggyback Registrations, the Company will pay the Registration Expenses related to the Registrable Securities of the Selling Stockholders, but the Underwriting Commissions will be paid by the Selling Stockholders in proportion to any Registrable Securities included on their behalf.

               2.3. Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company will allocate the securities to be included as follows: first, the securities the Company proposes to sell on its own behalf or on behalf of stockholders other than the Selling Stockholders; and second, subject to the terms of the Stockholders Agreement and the Pledge Agreement, Registrable Securities requested to be included in such registration, pro rata on the basis of the number of Registrable Securities owned, among the Selling Stockholders.

               2.4. Selection of Underwriters. Any Piggyback Registration may be underwritten, at the election of the Company, and the selection of the banker(s) and manager(s) and the other decisions regarding the underwriting arrangements of any such offering will be made in the sole discretion of the Company.

               2.5. Delay, Withdrawal or Abandonment.  Nothing contained in this
Article 2 shall be construed as limiting or otherwise interfering with the right of the Company to delay, withdraw or abandon in its sole discretion any registration statement filed by it in connection with a Piggyback Registration notwithstanding the inclusion therein of Registrable Securities.

          3.   Limitations on Registrations of Registrable Securities.

               The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 1.1 or 2.1 hereof if it shall deliver to the Selling Stockholder or Selling Stockholders requesting such registration an opinion of counsel (which opinion shall be reasonably satisfactory to such Selling Stockholder or Selling Stockholders) to the effect that the Registrable Securities proposed to be sold by such holder may be sold in the public market without registration under the Securities Act and any applicable state securities laws.



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          4.   Holdback Agreements

               During the term of this Agreement, each Stockholder and the Company agree not to effect any sale or distribution of equity securities of the Company or of any securities convertible into or exchangeable or exercisable for such securities during the 7 days prior to and the 90 days after any underwritten registration of equity securities of the Company becomes effective (except (i) as part of such underwritten registration, (ii) in connection with the grant or exercise of options under the Company's stock option plan, or (iii) in connection with obligations of the Company existing on the effective date of the registration statement relating to such underwritten offering).

          5.   Registration Procedures

               Whenever the Stockholders have requested that any Registrable Securities be registered pursuant to Article 1 or Article 2 of this Agreement, subject to the terms of the Stockholders Agreement and the Pledge Agreement, the Company will, as expeditiously as possible:

               (a) Preparation and Filing of Registration Statement. Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish each Selling Stockholder with copies of all such documents proposed to be filed).

               (b) Preparation and Filing of Amendments and Supplements. Prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 120 days or until the Registrable Securities included therein have been sold.

               (c) Copies of Documents. Furnish to each Selling Stockholder such number of copies of such Registration Statement, each amendment and supplement thereto and the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities included therein owned by such Selling Stockholder.

               (d) Blue Sky Qualifications. Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriters may reasonably request; provided, however, that in connection with any such registration or qualification the Company shall not be obligated to file a general consent to service of process, or to qualify to do business as a foreign corporation, or otherwise subject itself to taxation in connection with such qualification or compliance.


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               (e)  Notification  of  Effectiveness;   Amendments.  Notify  each
Selling Stockholder at any time when a prospectus relating to the Registrable Securities included therein is required to be delivered under the Securities Act within the period that the Company is required to keep the Registration Statement effective of the happening of any event as a result of which the prospectus included in such Registration Statement as theretofore amended or supplemented contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such Selling Stockholder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

               (f) Listing. Cause all such Registrable Securities to be listed or included on securities exchanges on which similar securities issued by the Company are then listed or included.

               (g) Transfer Agent and Registrar. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement.

               (h) Other Agreements. Enter into such customary agreements (including an underwriting agreement in form reasonably acceptable to the Company) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Registrable Securities.

               (i) Letters from Independent Accountants. Obtain a "cold comfort" letter addressed to the Company from its independent accountants in such form and covering such matters of the type customarily covered by "cold comfort" letters delivered by such public accountants.

               (j) Inspection of Records. Make available for inspection by any Selling Stockholder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, subject to the execution of a confidentiality agreement reasonably requested by the Company.

          6.   Representations and Warranties of the Company

               The Company hereby represents and warrants to the Stockholders:


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               6.1.  Due  Organization  and  Good  Standing.  The  Company  is a
corporation   duly  organized  and  validly  existing  under  the  laws  of  its jurisdiction of incorporation and is duly qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company and its subsidiaries and investees, taken as a whole.

               6.2. Due Authorization; Binding Effect. The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principals governing the availability of equitable remedies).

               6.3. No Violation or Default. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations hereunder will not, violate any provisions of its articles of association or by-laws or constitute a default under any other agreement to which the Company is a party or by which it or its assets may be bound which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries and investees, taken as a whole.

          7.   Representations and Warranties of the Stockholders

               Each of the Stockholders represents and warrants on behalf of such Stockholder to the Company:

               7.1. Binding Effect. The execution and delivery of this Agreement by such Stockholder constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principals governing the availability of equitable remedies).

               7.2. No Default. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, violate any other agreement to which such Stockholder is a party or by which any of its assets may be bound.

          8.   Information Regarding Selling Stockholders

               Each Selling Stockholder shall provide to the Company such information as may be reasonably requested by the Company for use in the preparation and filing of any Registration Statement covering Registrable Securities owned by such Selling Stockholder, and the obligation of the Company to include Registrable Securities in any Registration

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Statement on behalf of any Selling  Stockholder shall be subject to such Selling
Stockholder's providing such information as promptly as practicable.

          9.   Indemnification

               9.1.   Indemnification   by  the  Company.   The  Company  hereby
indemnifies, to the extent permitted by law, each Selling Stockholder, against all claims, liabilities, losses, damages and expenses, including reasonable fees and disbursements of counsel (collectively, "Losses"), arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any Selling Stockholder expressly for use therein or by any such Selling
Stockholder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Selling Stockholder with copies of the same. In connection with any underwritten offering, the Company will indemnify the underwriters, their officers and directors, and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Selling Stockholders.

               9.2. Indemnification by the Selling Stockholders. In connection with any Registration Statement in which a Selling Stockholder is participating, each such Selling Stockholder will furnish to the Company in writing such information as is reasonably requested by the Company for use in such Registration Statement or prospectus and will indemnify, severally and not jointly, to the extent permitted by law, the Company, its respective directors, officers, employees, agents, advisors and representatives and each person who controls the Company or any of its affiliates (within the meaning of the Securities Act) against any Losses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission is contained in information so furnished in writing by such Selling Stockholder specifically for use in preparation of the Registration Statement; provided, in no case, shall any indemnity under this Section 9.2 exceed the gross proceeds from the offering received by such Selling Stockholder.

               9.3. Procedures as to Indemnification. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it may seek indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and

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indemnifying  parties  may  exist  with  respect  to  such  claim,  permit  such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which case the indemnifying party shall pay the fees and expenses of one (1) additional counsel.

               9.4.  Contribution.  If the indemnification  provided for in this
Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue, or alleged untrue, statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          10.  Condition to the Company's Obligations

               In connection with an underwritten offering, it shall be a condition to the Company's obligations to include Registrable Securities on behalf of any Selling Stockholder that the underwriters agree to indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission is contained in information furnished in writing by such underwriters on their own behalf specifically for use in preparing the registration statement.



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                                                                              10



          11.  Rule 144; Limits on Resale

               11.1. Conditions of Rule 144. The Company represents, warrants and covenants that it satisfies and that during the term of this Agreement, it will use its best efforts to continue to satisfy the conditions set forth in Rule 144 under the Securities Act which must be satisfied by an issuer in order for a holder of restricted securities to sell such securities under the provisions of such rule.

               11.2. Limits on Resale. The Stockholders acknowledge and agree that their rights to Demand Registrations and Piggyback Registrations are subject to, and restricted by, (i) the covenant set forth in Section 2 of the Stockholders Agreement whereby the Stockholders shall maintain certain ownership percentages of the Company while any Purchaser Obligations (as defined in the Securities Purchase Agreement) are outstanding and (ii) the provisions of the Pledge Agreement pursuant to which the Shares of Common Stock and Warrants issued to the Stockholders have been pledged to Nalco FT, Inc., as agent for itself and certain related parties.

          12.  Definitions

               12.1.   Agreement.   The  term   "Agreement"   shall   mean  this
Registration Rights Agreement, as the same may be amended from time to time.

               12.2. Common Stock. The term "Common Stock" shall mean the Common Stock, par value $0.01 of the Company.

               12.3. Company. The term "Company" shall have the meaning set forth in the first paragraph of this Agreement.

               12.4. Demand Registration. The term "Demand Registration" shall have the meaning set forth in Section 1.1 hereof.

               12.5. Piggyback Registration. The term "Piggyback Registration" shall have the meaning set forth in Section 2.1 hereof.

               12.6. Pledge Agreement. The term "Pledge Agreement" shall mean that Bailey Pledge Agreement, dated as of the date hereof, among the Stockholders and Nalco FT, Inc., as agent for itself and certain related parties.

               12.7. Registrable Securities. The term "Registrable Securities" means any Common Stock registered in the names of the Stockholders from time to time and any securities issued or to be issued with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (ii) transferred pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

               12.8. Registration Expenses. The term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or trading system on which similar securities issued by the Company are then listed or included, and fees and disbursements of counsel for the Company (but not counsel for the Stockholders, if any).

               12.9. Registration Statement. The term "Registration Statement" shall have the meaning set forth in Section 1.1 hereof.

               12.10. Restricted Form. The term "Restricted Form" shall mean a form of registration statement under the Securities Act which imposes for its use a limitation on the maximum value or number of securities to be included therein.

               12.11. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

               12.12.  Securities  Purchase  Agreement.   The  term  "Securities
Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

               12.13. Selling Stockholder. The term "Selling Stockholder" means Stockholders who request inclusion of all or a portion of their shares of Registrable Securities in a Demand Registration pursuant to Sections 1.1 and 1.3 or a Piggyback Registration pursuant to Section 2.1.

               12.14. Stockholders. The term "Stockholder" or "Stockholders" shall have the meaning set forth in the first paragraph hereof.

               12.15. Stockholders Agreement. The term "Stockholders Agreement" shall mean that certain Stockholders Agreement, dated the date hereof, among the Company and the Stockholders, substantially in the form of Exhibit _ to the Securities Purchase Agreement.

               12.16. Underwriting Commissions. The term "Underwriting Commissions" means all underwriting fees, discounts or commissions relating to the sale of Registrable Securities, but excludes any reasonable expenses reimbursed to underwriters.



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                                                                              12



               12.17. Warrants. The term "Warrants" shall mean those securities which are exercisable for shares of Common Stock issued to the Stockholders pursuant to the Securities Purchase Agreement.

          13.  Miscellaneous

               13.1. Notices. Any notices required hereunder shall be sent by certified or registered mail, and shall be addressed to the address of the Company's corporate headquarters in the case of any notice to the Company, and until changed by notice to the Company, to the Stockholders at c/o American Bailey Corporation, Financial Centre, 695 East Main Street, Stamford, CT 06901.

               13.2. Amendments and Waivers. The provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the written consent of the Stockholders.

               13.3. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective transferees, successors and personal representatives of the Stockholders. Subject to the terms of the Stockholders Agreement and the Pledge Agreement, the rights set forth in this Agreement may be assigned by any Stockholder to a transferee or assignee of all or any part of such Stockholder's Registrable Securities, provided such transferee or assignee agrees to become a party to this Agreement, in which case such transferee or assignee shall, for all purposes thereafter, be deemed to be a Stockholder.

               13.4. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Connecticut.

               13.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above.

               13.6. Term. The term of this Agreement shall commence on the first (1st) anniversary of the date first set forth above and terminate on such date's tenth (10th) anniversary. The parties acknowledge and agree that if the process of a Demand Registration or Piggyback Registration is commenced prior to the expiration of the term of this Agreement, then the term of this Agreement shall be extended until the conclusion of such Demand Registration or Piggyback Registration even if such term extends beyond ten (10) years. The parties also acknowledge and agree that the indemnification obligations of each party set forth in Section 9 shall survive the expiration of the term of this Agreement.


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                                                                              13



          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            FUEL-TECH N.V.

                                                  /s/
                                            By________________________________
                                                Name:
                                                Title:

                                            /s/ RALPH E. BAILEY
                                            ----------------------------------
                                            Ralph E. Bailey

                                            /s/ DOUGLAS G. BAILEY
                                            ----------------------------------
                                            Douglas G. Bailey

                                            /s/ J. WILLIAM DRAKE
                                            ----------------------------------
                                            J. William Drake

                                            /s/ NOLAN R. SCHWARTZ
                                            ----------------------------------
                                            Nolan R. Schwartz

                                            /s/ GUY C. HECKMAN
                                            ----------------------------------
                                            Guy C. Heckman

                                            /s/ ROBERT M. DAVENPORT
                                            ----------------------------------
                                            Robert M. Davenport

                                            /s/ BETSY S. KENYON
                                            ----------------------------------
                                            Betsy S. Kenyon

                                            /s/ LINDSAY G. MORTNER
                                            ----------------------------------
                                            Lindsay G. Mortner

                                            /s/ JAMES G. HANNOOSH
                                            ----------------------------------
                                            James G. Hannoosh

                                            /s/ GENEVE E. HENDRICKS
                                            ----------------------------------
                                            Geneve E. Hendricks